                                                                    EXHIBIT 5(b)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of April 15, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Variable Insurance Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add four new portfolios, AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Capital Development Fund and AIM V.I. High Yield Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                       AIM VARIABLE INSURANCE FUNDS, INC.


         The Company shall pay the Advisor as full compensation for all services rendered and all facilities furnished hereunder, a management fee for each Fund by applying the following annual rates to the average daily net assets of each Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of each Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                        AIM V.I. GROWTH AND INCOME FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                             AIM V.I. VALUE FUND

                                                                                                                ANNUAL
NET ASSETS                                                                                                       RATE
----------                                                                                                       ----
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.65%
Over $250 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.60%


                        AIM V.I. AGGRESSIVE GROWTH FUND

                                                                                                                ANNUAL
NET ASSETS                                                                                                       RATE
----------                                                                                                       ----
First $150 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.80%
Over $150 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.625%

                             AIM V.I. BALANCED FUND


                                                                                                                ANNUAL
NET ASSETS                                                                                                       RATE
----------                                                                                                       ----
First $150 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.75%
Over $150 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.50%

                       AIM V.I. CAPITAL DEVELOPMENT FUND

                                                                                                                ANNUAL
NET ASSETS                                                                                                       RATE
----------                                                                                                       ----
First $350 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.75%
Over $350 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.625%

                        AIM V.I. DIVERSIFIED INCOME FUND

                                                                                                                 ANNUAL
NET ASSETS                                                                                                        RATE
----------                                                                                                        ----
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.60%
Over $250 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.55%

                      AIM V.I. GOVERNMENT SECURITIES FUND

                                                                                                                 ANNUAL
NET ASSETS                                                                                                        RATE
----------                                                                                                        ----
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .50%
Over $250 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .45%

                            AIM V.I. HIGH YIELD FUND

                                                                                                                 ANNUAL
NET ASSETS                                                                                                        RATE
----------                                                                                                        ----
First $200 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.625%
Next $300 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.55%
Next $500 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.50%
Amount over $1 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.45%

                       AIM V.I. INTERNATIONAL EQUITY FUND

                                                                                                                 ANNUAL
NET ASSETS                                                                                                        RATE
----------                                                                                                        ----
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.75%
Over $250 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.70%

                           AIM V.I. MONEY MARKET FUND

                                                                                                                 ANNUAL
NET ASSETS                                                                                                        RATE
----------                                                                                                        ----
First $250 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.40%
Over $250 million   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.35%

    2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date: April 15, 1998


                                        AIM VARIABLE INSURANCE FUNDS, INC.

Attest:  /s/ NANCY L. MARTIN            By:  /s/ ROBERT H. GRAHAM
        ------------------------------      ----------------------------------
         Assistant Secretary                         President

(SEAL)



                                        A I M ADVISORS, INC.

Attest:   /s/ NANCY. L. MARTIN          By:  /s/ ROBERT H. GRAHAM
        -----------------------------       --------------------------------
         Assistant Secretary                             President

(SEAL)